Exhibit 32.1
Joint Certification of Principal Executive Officer and Principal Financial Officer Required by
Exchange Act Rule 13a-14(b)

In connection with the Quarterly Report of Xethanol Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), we, David Ames, President and Chief Executive Officer, and Gary Flicker, Principal Financial Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 14, 2007

/s/ David Ames
David Ames President and Chief Executive Officer

/s/ Gary Flicker
Gary Flicker, EVP and Chief Financial Officer (Principal Financial Officer)